EXHIBIT 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

FILED # C 15608-04

JAN 2 3 2004

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	THE MEDICAL EXCHANGE INC.
2. Resident Agent Name and Street Address: *(must be a Nevada address where process may be served)*	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500, — Reno — , NEVADA 89511 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: *(number of shares corporation authorized to issue)*	Number of shares with par value: 25,000,000 Par value: $ $0.001 Number of shares without par value: NONE
4. Names & Addresses, of Board of Directors/Trustees: *(attach additional page if there is more than 3 directors/trustees)*	1. T.L. SMITH Name 520 PIKE STREET, SUITE 2610, — SEATTLE — , WA — 98101 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: *(optional-see instructions)*	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: *(attach additional page if there is more than 1 incorporator)*	T.L. SMITH — T.L. Smith Name — Signature 520 PIKE STREET, SUITE 2610 — SEATTLE — , WA — 98101 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: Jack Caskey Asst VP — 01/23/2004 Authorized Signature of R.A. or On Behalf of R.A. Company — Date JACK CASKEY, ASST VP

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 11/21/03

NV001 - 12/15/03 C T System Online